Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2017 YEAR-END RESULTS

2017 Fourth Quarter Key Highlights

•	Sales for the fourth quarter increased 7 percent to $1.9 billion; in local currency, sales increased 5 percent

•	Operating profit for the quarter grew 23 percent to $264 million; adjusted operating profit grew 20 percent to $265 million

•	Earnings per share for the quarter decreased 10 percent to $0.27 per share; adjusted earnings per share grew 33 percent to $0.44 per share

•	Completed the acquisition of Mercury Plastics, Inc. and signed a definitive agreement to acquire The L.D. Kichler Co. for combined expected purchase price of approximately $640 million

•	Anticipate 2018 earnings per share to be in the range of $2.36 - $2.51 per share, and on an adjusted basis to be in the range of $2.48 - $2.63 per share

LIVONIA, Mich. (February 8, 2018) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported strong net sales and operating profit growth for the fourth quarter and full year of 2017.

2017 Fourth Quarter Commentary

•	On a reported basis, compared to fourth quarter 2016:

•	Net sales increased 7 percent to $1.9 billion; in local currency, net sales increased 5 percent

•	In local currency, North American sales increased 5 percent and international sales increased 3 percent

•	Gross margin improved to 32.9 percent from 32.6 percent

•	Operating margin increased 190 basis points to 14.1 percent from 12.2 percent

•	Net income was $0.27 per share compared to $0.30 per share

•	Compared to fourth quarter 2016, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 34 percent (36 percent in 2016), were as follows:

•	Gross margin improved to 32.9 percent compared to 32.8 percent

•	Operating margin increased to 14.1 percent compared to 12.6 percent

•	Net income was $0.44 per share compared to $0.33 per share

•	Liquidity at the end of the fourth quarter was approximately $1.3 billion

2017 Fourth Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 9 percent (6 percent excluding the impact of foreign currency translation), driven by growth in North America and internationally

•	Decorative Architectural Products’ net sales increased 12 percent, driven by strong volume growth in both coatings and builders’ hardware

•	Cabinetry Products’ net sales decreased 5 percent; excluding the impact of the divestiture of UK-based Moores Furniture Group in the fourth quarter, net sales decreased 1 percent

•
Windows and Other Specialty Products’ net sales decreased 3 percent; excluding the impact of the divestiture of Arrow Fastener in the second quarter, net sales increased 6 percent, driven by net selling price increases at our North American windows business

“We finished 2017 with a great fourth quarter,” said Keith Allman, Masco’s President and CEO. “Our Plumbing Products and Decorative Architectural Products segments delivered strong top- and bottom-line growth. Additionally, we closed on the acquisition of Mercury Plastics, Inc. in our Plumbing Products segment, and reached an agreement to acquire The L.D. Kichler Co.”

2017 Full Year Key Highlights

•	Sales for the year increased 4 percent to $7.6 billion; in local currency, sales increased 4 percent

•	Operating profit grew 11 percent to $1,169 million; adjusted operating profit grew 9 percent to $1,173 million

•	Operating profit margin for the year increased to 15.3 percent, a 100 basis point expansion; adjusted operating profit margin increased to 15.3 percent, a 70 basis point expansion

•	Earnings per share for the year grew 13 percent to $1.66 per share; adjusted earnings per share grew 28 percent to $1.94 per share

2017 Full Year Commentary

•	On a reported basis, compared to full year 2016:

•	Net sales increased 4 percent to $7.6 billion

•	In local currency, both North American and international sales increased 4 percent

•	Gross margin improved to 34.2 percent from 33.4 percent

•	Operating margin increased to 15.3 percent from 14.3 percent

•	Net income was $1.66 per share compared to $1.47 per share

•	Compared to full year 2016, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 34 percent (36 percent in 2016), were as follows:

•	Gross margin improved to 34.2 percent compared to 33.6 percent

•	Operating margin increased to 15.3 percent compared to 14.6 percent

•	Net income was $1.94 per share compared to $1.51 per share

•	Free cash flow was $564 million

“We had another good year in 2017 as we continued to execute against the long-term growth and capital allocation strategies that we established in 2015,” said Allman. “Our Plumbing Products segment achieved another year of top- and bottom-line growth, and our Decorative Architectural Products segment continued to grow its successful pro paint initiative. Cabinetry Products grew its KraftMaid® brand in the repair and remodel market, and late in the fourth quarter, we began setting a new retail program with our Cardell® cabinetry brand. I am also pleased with the progress we made in our Windows and Other Specialty Products segment, as we delivered a $54 million improvement in adjusted operating profit in 2017. Lastly, we continued our commitment to deploy capital to create shareholder value by increasing our dividend for the fourth year in a row, repurchasing $331 million in shares, and committing approximately $640 million to acquisitions.”

“As we look towards 2018, we believe we are well positioned to drive profitable growth and create shareholder value by continuing to execute on our strategies,” continued Allman. “The fundamentals of our industry remain strong, and with the momentum we have across our segments, the anticipated benefits of the recent tax reform legislation, and the expected accretion of our two acquisitions, we anticipate our adjusted earnings per share to be in the range of $2.48 to $2.63 for 2018.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets and bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas, among others. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2017 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, February 8, 2018 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 3391036. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 3391036. The telephone replay will be available approximately two hours after the end of the call and continue through March 10, 2018.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, our ability to achieve the anticipated benefits from our investments in new technology, risks associated with our reliance on information systems and technology, and our ability to sustain the improved results of our U.S. window business. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Twelve Months Ended December 31, 2017 and 2016

(in millions, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$1,874	$1,759	$7,644	$7,357
Cost of sales	1,258	1,186	5,033	4,901
Gross profit	616	573	2,611	2,456

Selling, general and administrative expenses	352	358	1,442	1,403
Operating profit	264	215	1,169	1,053

Other income (expense), net:
Interest expense	(39)	(43)	(278)	(229)
Other, net	(64)	1	(6)	6
	(103)	(42)	(284)	(223)
Income before income taxes	161	173	885	830

Income tax expense	62	67	305	296
Net income	99	106	580	534

Less: Net income attributable to noncontrolling interest	12	8	47	43
Net income attributable to Masco Corporation	$87	$98	$533	$491

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.27	$0.30	$1.66	$1.47

Average diluted common shares outstanding	314	323	318	330

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Twelve Months Ended December 31, 2017 and 2016

(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,874	$1,759	$7,644	$7,357

Gross profit, as reported	$616	$573	$2,611	$2,456
Rationalization charges	1	4	4	14
Gross profit, as adjusted	$617	$577	$2,615	$2,470

Gross margin, as reported	32.9%	32.6%	34.2%	33.4%
Gross margin, as adjusted	32.9%	32.8%	34.2%	33.6%

Selling, general and administrative expenses, as reported	$352	$358	$1,442	$1,403
Rationalization charges	—	2	—	8
Selling, general and administrative expenses, as adjusted	$352	$356	$1,442	$1,395

Selling, general and administrative expenses as percent of net sales, as reported	18.8%	20.4%	18.9%	19.1%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.8%	20.2%	18.9%	19.0%

Operating profit, as reported	$264	$215	$1,169	$1,053
Rationalization charges	1	6	4	22
Operating profit, as adjusted	$265	$221	$1,173	$1,075

Operating margin, as reported	14.1%	12.2%	15.3%	14.3%
Operating margin, as adjusted	14.1%	12.6%	15.3%	14.6%

Twelve Months Ended December 31, 2017
Free Cash Flow Reconciliation

Cash from Operations	$751
Capital expenditures	(173)
Displays	(14)
Free Cash Flow	$564

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Twelve Months Ended December 31, 2017 and 2016

(in millions, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Income Per Common Share Reconciliation

Income before income taxes, as reported	$161	$173	$885	$830
Rationalization charges	1	6	4	22
(Gain) from auction rate securities	—	(2)	—	(3)
(Gains) from private equity funds, net	(1)	(3)	(3)	(5)
(Earnings) from equity investments, net	—	(1)	(1)	(2)
Impairment of private equity funds	—	—	2	—
Loss on extinguishment of debt	—	—	107	—
Loss on sales of businesses, net	64	—	13	—
Loss from other investments	—	3	—	3
Income before income taxes, as adjusted	225	176	1,007	845
Tax at 34% rate (36% for 2016)	(76)	(63)	(342)	(304)
Less: Net income attributable to noncontrolling interest	12	8	47	43
Net income, as adjusted	$137	$105	$618	$498

Net income per common share, as adjusted	$0.44	$0.33	$1.94	$1.51

Average diluted common shares outstanding	314	323	318	330

Outlook for the Twelve Months Ended December 31, 2018

	Twelve Months Ended December 31, 2018
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$2.36	$2.51
Rationalization charges	0.01	0.01
Kichler inventory purchase accounting adjustment	0.08	0.08
Allocation to participating securities per share (1)	0.03	0.03
Net income per common share, as adjusted	$2.48	$2.63

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2017 and 2016

(dollars in millions)

	December 31, 2017	December 31, 2016
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,194	$990
Short-term bank deposits	108	201
Receivables	1,021	917
Inventories	796	712
Prepaid expenses and other	96	114
Total Current Assets	3,215	2,934

Property and equipment, net	1,129	1,060
Goodwill	841	832
Other intangible assets, net	187	154
Other assets	116	157
Total Assets	$5,488	$5,137

Liabilities
Current Liabilities:
Accounts payable	$824	$800
Notes payable	116	2
Accrued liabilities	688	658
Total Current Liabilities	1,628	1,460

Long-term debt	2,969	2,995
Other liabilities	715	785
Total Liabilities	5,312	5,240

Equity	176	(103)
Total Liabilities and Equity	$5,488	$5,137

	As of
	December 31, 2017	December 31, 2016
Other Financial Data
Working Capital Days
Receivable days	51	49
Inventory days	59	54
Payable days	72	70
Working capital	$993	$829
Working capital as a % of sales (LTM)	13.0%	11.3%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Twelve Months Ended December 31, 2017 and 2016

(in millions)

	Twelve Months Ended December 31,
	2017	2016
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$901	$877
Working capital changes	(150)	(88)
Net cash from operating activities	751	789

Cash Flows From (For) Financing Activities:
Retirement of notes	(535)	(1,300)
Purchase of Company common stock	(331)	(459)
Cash dividends paid	(129)	(128)
Dividends paid to noncontrolling interest	(35)	(31)
Issuance of notes, net of issuance costs	593	889
Debt extinguishment costs	(104)	(40)
Issuance of Company common stock	—	1
Employee withholding taxes paid on stock-based compensation	(33)	(40)
Decrease in debt, net	(3)	(1)
Net cash for financing activities	(577)	(1,109)

Cash Flows From (For) Investing Activities:
Capital expenditures	(173)	(180)
Acquisition of businesses, net of cash acquired	(89)	—
Proceeds from disposition of businesses, net of cash disposed	128	—
Proceeds from disposition of short-term bank deposits, net of cash purchases	112	40
Other, net	(3)	16
Net cash for investing activities	(25)	(124)

Effect of exchange rate changes on cash and cash investments	55	(34)

Cash and Cash Investments:
Increase (decrease) for the period	204	(478)
At January 1	990	1,468
At December 31	$1,194	$990

	As of
	December 31, 2017	December 31, 2016
Liquidity
Cash and cash investments	$1,194	$990
Short-term bank deposits	108	201
Total Liquidity	$1,302	$1,191

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Twelve Months Ended December 31, 2017 and 2016

(dollars in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
Plumbing Products
Net sales	$972	$891	9%	$3,735	$3,526	6%

Operating profit, as reported	$169	$151		$698	$642
Operating margin, as reported	17.4%	16.9%		18.7%	18.2%

Rationalization charges	1	2		1	13
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	170	153		700	655
Operating margin, as adjusted	17.5%	17.2%		18.7%	18.6%

Depreciation and amortization	17	15		62	57

EBITDA, as adjusted	$187	$168		$762	$712

Decorative Architectural Products
Net sales	$494	$443	12%	$2,205	$2,092	5%

Operating profit, as reported	$88	$75		$434	$430
Operating margin, as reported	17.8%	16.9%		19.7%	20.6%

Depreciation and amortization	4	4		16	16

EBITDA	$92	$79		$450	$446

Cabinetry Products
Net sales	$223	$234	(5)%	$934	$970	(4)%

Operating profit, as reported	$25	$16		$90	$93
Operating margin, as reported	11.2%	6.8%		9.6%	9.6%

Rationalization charges	—	—		2	4
Accelerated depreciation related to rationalization activity	—	3		—	4
Operating profit, as adjusted	25	19		92	101
Operating margin, as adjusted	11.2%	8.1%		9.9%	10.4%

Depreciation and amortization	3	3		14	17

EBITDA, as adjusted	$28	$22		$106	$118

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Twelve Months Ended December 31, 2017 and 2016

(dollars in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
Windows and Other Specialty Products
Net sales	$185	$191	(3)%	$770	$769	—%

Operating profit (loss), as reported	$5	$6		$52	$(3)
Operating margin, as reported	2.7%	3.1%		6.8%	(0.4)%

Rationalization charges	—	1		—	1
Operating profit (loss), as adjusted	5	7		52	(2)
Operating margin, as adjusted	2.7%	3.7%		6.8%	(0.3)%

Depreciation and amortization	5	5		21	21

EBITDA, as adjusted	$10	$12		$73	$19

Total
Net sales	$1,874	$1,759	7%	$7,644	$7,357	4%

Operating profit, as reported - segment	$287	$248		$1,274	$1,162
General corporate expense, net (GCE)	(23)	(33)		(105)	(109)
Operating profit, as reported	264	215		1,169	1,053
Operating margin, as reported	14.1%	12.2%		15.3%	14.3%

Rationalization charges - segment	1	3		3	18
Accelerated depreciation - segment	—	3		1	4
Operating profit, as adjusted	265	221		1,173	1,075
Operating margin, as adjusted	14.1%	12.6%		15.3%	14.6%

Depreciation and amortization - segment	29	27		113	111
Depreciation and amortization - non-operating	3	4		13	19

EBITDA, as adjusted	$297	$252		$1,299	$1,205

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Twelve Months Ended December 31, 2017 and 2016

(dollars in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017		2016	Change
North American
Net sales	$1,469	$1,389	6%	$6,069		$5,834	4%

Operating profit, as reported	$237	$212		$1,072		$961
Operating margin, as reported	16.1%	15.3%		17.7%		16.5%

Rationalization charges	1	—		3		11
Accelerated depreciation related to rationalization activity	—	3		1		4
Operating profit, as adjusted	238	215		1,076	—	976
Operating margin, as adjusted	16.2%	15.5%		17.7%		16.7%

Depreciation and amortization	18	17		74		74

EBITDA, as adjusted	$256	$232		$1,150		$1,050

International
Net sales	$405	$370	9%	$1,575		$1,523	3%

Operating profit, as reported	$50	$36		$202		$201
Operating margin, as reported	12.3%	9.7%		12.8%		13.2%

Rationalization charges	—	3		—		7
Operating profit, as adjusted	50	39		202		208
Operating margin, as adjusted	12.3%	10.5%		12.8%		13.7%

Depreciation and amortization	11	10		39		37

EBITDA, as adjusted	$61	$49		$241		$245

Total
Net sales	$1,874	$1,759	7%	$7,644		$7,357	4%

Operating profit, as reported - segment	$287	$248		$1,274		$1,162
General corporate expense, net (GCE)	(23)	(33)		(105)		(109)
Operating profit, as reported	264	215		1,169		1,053
Operating margin, as reported	14.1%	12.2%		15.3%		14.3%

Rationalization charges - segment	1	3		3		18
Accelerated depreciation - segment	—	3		1		4
Operating profit, as adjusted	265	221		1,173		1,075
Operating margin, as adjusted	14.1%	12.6%		15.3%		14.6%

Depreciation and amortization - segment	29	27		113		111
Depreciation and amortization - non-operating	3	4		13		19

EBITDA, as adjusted	$297	$252		$1,299		$1,205

Historical information is available on our website.